EXHIBIT 10.2

[Crown Letterhead]

[NAME]
[ADDRESS]

Dear _______:

Pursuant to the 2013 Stock-Based Incentive Compensation Plan (the “Plan”), the Executive Compensation Committee of the Board of Directors hereby grants to you as of (    DATE) (the “Grant Date”) an aggregate of [______] deferred shares of Common Stock, par value $5.00 (“Award”).

This Award is subject to the applicable terms and conditions of the Plan which are incorporated herein by reference, and in the event of any contradiction, distinction or difference between this letter and the terms of the Plan, the terms of the Plan will control. All capitalized terms used herein have the meanings set forth in the Plan. A copy of the Plan and the Plan Prospectus are being delivered to you by email. Please keep these documents with your other important records for future reference.

Subject to your continued employment with the Company including, its Subsidiaries or Affiliates, as of each such date set forth below, the restrictions on your Award shall lapse and your Award become vested, as follows:

A.	On (TWO YEARS FROM GRANT DATE) the deferral period shall lapse with respect to [____] deferred shares;

B.	On (THREE YEARS FROM GRANT DATE) the deferral period shall lapse with respect to [____] deferred shares;

C.	On (FOUR YEARS FROM GRANT DATE) the deferral period shall lapse with respect to [____] deferred shares; and

D.	On (FIVE YEARS FROM GRANT DATE) the deferral period shall lapse with respect to [____] deferred shares.

Except as provided below, any portion of your Award for which the deferral period has not ended as of the date of your termination of employment (for any reason) with the Company, its Subsidiaries and Affiliates will be totally and permanently forfeited without further compensation. Notwithstanding the foregoing, if your employment terminates due to your death or disability (which qualifies you for either Company-sponsored or government-provided long-term disability benefits), the deferral period shall end with respect to all deferred shares subject to your Award and such shares shall be issued and delivered to you as described below.

As promptly as possible following the end of the applicable deferral period, the Company will issue and deliver the applicable deferred shares to your Crown Stock Plan account with E*TRADE FINANCIAL. E*TRADE FINANCIAL serves as the administrator for the Plan. If you do not currently have a Crown Stock Plan account with E*TRADE FINANCIAL, you will be contacted directly via email by E*TRADE FINANCIAL with an authentication code that will assist you in opening an account.

Upon issuance and delivery of your shares to E*TRADE FINANCIAL, the Company will automatically retain the number of shares of Common Stock whose fair market value equals the amount required to be withheld with respect to any taxes that may be due in respect of the vesting of such Common Stock. Please consult with your personal tax advisor concerning the taxation of your Award.

The resulting number of net shares retained in your Crown Stock Plan account will be immediately available to you. However, the Company will not be obligated to issue or deliver any shares if such action violates any provision of any law or regulation of any governmental authority or national securities exchange. The construction and interpretation of any provision of your Award or the Plan shall be final and conclusive when made by the Plan’s administrative committee.

Nothing in this letter shall confer on you the right to continue in the employment of the Company, its Subsidiaries or Affiliates, or interfere in any way with the right of the Company to terminate your employment at any time.

Please sign and return a copy of this letter to (NAME) Manager of Financial Reporting, designating your acknowledgement and acceptance of this letter. The letter must be returned within ninety (90) days, otherwise, the Award will lapse and become null and void.

Very truly yours,

Chairman and Chief Executive Officer

Acknowledged and Accepted ______________________________ _________
[NAME]             [Date]